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EXHIBIT 99.3
GENIUS PRODUCTS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined statements of Operations have been prepared to give effect to the Genius acquisition of American Vantage Media Corporation ("AVMC"), a wholly owned subsidiary of American Vantage Corporation ("AVC") on March 21, 2005, as if this acquisition had occurred on January 1, 2004. AVC purchased Wellspring Media, Inc. in February, 2004, which became AVMC.

         The total purchase price is calculated to be $19.0 million. The calculation includes the value of the shares issued to AVC using a four day volume weighted share price of $2.27 (VWAP two days prior to the acquisition and two after the acquisition) plus the value of the warrants disclosed above plus and additional $1,559,911 for shares and warrants issued to bankers for fees.

         The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's historical consolidated financial statements and related notes thereto, "Management's Discussion and Analysis or Plan of Operation" included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, the Quarterly Report on Form 10-Q as of March 31, 2005, the Report on Form 8-K for March 21, 2005 and the financial statements and related notes thereto of American Vantage Companies and Wellspring, Inc., for the calendar years ended December 31, 2004 and 2003, respectively, contained herein.

         This pro forma financial information reflects certain assumptions and estimates deemed probable by management regarding the acquisition based upon the assets and liabilities acquired. These estimates and assumptions have been made solely for purposes of developing this pro forma information. The purchase price allocation of this acquisition is not finalized at this time. A final determination of the allocation of purchase price to assets acquired and liabilities assumed has not been made, and the purchase price allocation used in connection with preparation of these pro-forma financial statements should be considered preliminary and is subject to the completion of a more comprehensive evaluation. Amounts preliminarily allocated to fixed assets, intangible assets, film library or accounts receivable and accounts payable may change significantly, and amortization methods and useful lives may differ from the assumptions that we used in this unaudited pro-forma condensed combined financial information, any of which could result in a material change in depreciation and amortization expense.

         The pro forma adjustments do not reflect any future operating efficiencies and cost savings that may be achieved with respect to the combined entity. Unaudited pro forma condensed combined financial information is presented for information purposes only and is not necessarily indicative of the results that actually would have been realized had the acquisition been completed on the date indicated or which may be expected to occur in the future.





Genius Products, Inc.
Pro Forma Condensed Combined Statement of Operations
For the fiscal year ended December 31, 2004
Unaudited


                                                           AVC
                                                       Consolidated
                                                      as reported on          Ref (1)                                Pro-forma
                                                         Form 10-KSB        Wellspring, Inc.        Ref (2)               AVMC
                                                    Year ended 12/31/04     January 2004         Adjustments    Year ended 12/31/04
Sales                                                   $ 17,766,000        $  1,592,000        ($   638,000)       $ 18,720,000
Cost of sales                                             11,143,000             898,000            (248,000)         11,793,000
                                                        ------------        ------------        ------------        ------------
Gross profit                                               6,623,000             694,000            (390,000)          6,927,000

Selling, general and administrative expenses              14,608,000           1,356,000          (3,773,000)         12,191,000
                                                        ------------        ------------        ------------        ------------
Income (loss) from operations                             (7,985,000)           (662,000)          3,383,000          (5,264,000)

Non-operating income (expense), net                        3,316,000                   0          (3,573,000)           (257,000)
                                                        ------------        ------------        ------------        ------------

Net income (loss) before provision for taxes              (4,669,000)           (662,000)           (190,000)         (5,521,000)

Provision for income taxes                                 2,006,000                   0          (2,826,000)           (820,000)
Equity in income of unconsolidated investees, net            624,000                   0            (624,000)                  0
                                                        ------------        ------------        ------------        ------------

Net loss from continuing operations                     ($ 2,039,000)       ($   662,000)       ($ 3,640,000)       ($ 6,341,000)
                                                        ============        ============        ============        ============


                                                                   Historical
                                                       -----------------------------------                            Combined
                                                       Genius Products      Pro-forma AVMC                             Company
                                                          Year ended          Year ended                              Year ended
                                                          12/31/2004          12/31/2004                              12/31/2004

Sales                                                   $ 16,630,000        $ 18,720,000                            $ 35,350,000
Cost of sales                                             13,893,000          11,793,000                              25,686,000
                                                        ------------        ------------                            ------------
Gross profit                                               2,737,000           6,927,000                               9,664,000

Selling, general and administrative expenses               8,231,000          12,191,000                              20,422,000
                                                        ------------        ------------                            ------------
Income (loss) from operations                             (5,494,000)         (5,264,000)                            (10,758,000)

Non-operating income (expense), net                         (551,000)           (257,000)                               (808,000)
                                                        ------------        ------------                            ------------

Net income (loss) before provision for taxes              (6,045,000)         (5,521,000)                            (11,566,000)

Provision for income taxes                                     1,000            (820,000)                               (819,000)
                                                        ------------        ------------                            ------------

Net loss from continuing operations                     ($ 6,046,000)       ($ 6,341,000)                           ($12,387,000)
                                                        ============        ============                            ============

Net loss per common share - basic and diluted           ($      0.25)                                               ($      0.40)

Weighted average number of common shares
outstanding.  Ref. (3)                                    23,826,584                                                  30,826,584
                                                        ============                                                ============




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REFERENCE NOTES TO THE PRO-FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Reference (1): AVC purchased Wellspring in February of 2004. The audited Statement of Operations contained in the AVC 10-KSB include eleven months of AVMC activity. In order to create a total year 2004 pro-forma for AVMC, the January Wellspring, Inc. activity is added.

Reference (2): Adjustments necessary to back out non-AVMC related activity included in AVC, which was not part of the acquisition, which includes American Vantage Companies, Hypnotic (with the exception of Hypnotic Shorts) and YaYa Media, Vantage Bay and Border Grill.

Reference (3): The weighted average number of common shares outstanding are modified for the combined company pro-forma to assume that the 7,000,000 shares issued to AVC occurred on the first day of the period presented.